UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Name of Registrant as Specified in its Charter:

Equity LifeStyle Properties, Inc.

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EQUITY LIFESTYLE PROPERTIES, INC.
Two North Riverside Plaza, Suite 800
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2007

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Tuesday, May 15, 2007, at 10:00 a.m. Central Time at Twenty North Wacker Drive, Sixth Floor, Chicago, Illinois. At the Annual Meeting, stockholders of record at the close of business on March 9, 2007 (the “Record Date”) will be asked to:

(1) elect each member of the Company’s Board of Directors to a one-year term;

(2) ratify the selection of Ernst & Young LLP as the Company’s independent accountants for 2007;

(3) approve the amendment and restatement of the Company’s Articles of Incorporation; and

(4) consider any other business properly brought before the Annual Meeting.

The attached Proxy Statement contains details of the proposals to be voted on at the Annual Meeting. We encourage you to read the Proxy Statement carefully.

Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten calendar days prior to the Annual Meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. You may arrange to review this list by contacting our Secretary, Ellen Kelleher.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. IN ADDITION, STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON, EVEN IF THEY HAVE PREVIOUSLY DELIVERED A SIGNED PROXY.

Thank you for your continued support of Equity LifeStyle Properties, Inc.

By Order of the Board of Directors

Ellen Kelleher
Executive Vice President, General Counsel
and Secretary

April 2, 2007

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

EQUITY LIFESTYLE PROPERTIES, INC.
Two North Riverside Plaza, Suite 800
Chicago, Illinois 60606

PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains information related to the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), which will be held on Tuesday, May 15, 2007, at 10:00 a.m. Central Time at Twenty North Wacker Drive, Sixth Floor, Chicago, Illinois. On April 9, 2007, we began mailing these proxy materials to all stockholders of record at the close of business on March 9, 2007 (the “Record Date”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following proposals (the “Proposals”):

•	Proposal 1 — election of all directors to a one-year term;

•	Proposal 2 — ratification of the selection of Ernst & Young LLP, an independent registered public accounting firm (“Ernst & Young”), as our independent accountants for the fiscal year ending December 31, 2007; and

•	Proposal 3 — approval of the amendment and restatement of our Articles of Incorporation.

In addition, stockholders shall consider any other business properly brought before the Annual Meeting.

We have sent these proxy materials to you because our Board of Directors (the “Board”) is requesting that you allow your shares of common stock of the Company (“Common Stock”) to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares of Common Stock.

Who Is Entitled to Vote?

You will be entitled to vote your shares of Common Stock on the Proposals if you held your shares of Common Stock as of the close of business on the Record Date. As of the Record Date, a total of 24,310,634 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock entitles its holder to cast one vote for each matter to be voted upon.

What Is Required to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting and vote in person, your shares of Common Stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting.

How Do I Vote?

Your vote is important.  Stockholders can vote in person at the Annual Meeting or can vote by completing, signing and dating the enclosed proxy card and mailing it in the postage-paid envelope provided.

If you vote by proxy, the individuals named as representatives on the proxy card will vote your shares of Common Stock in the manner you indicate. You may specify whether your shares of Common Stock should be voted for all, some or none of the nominees for director and whether your shares of Common Stock should be voted for or against Proposal 2 and Proposal 3. If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares of Common Stock voted. Such stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of Common Stock of record.

Can I Change or Revoke My Proxy?

Yes, you may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting. You may revoke your proxy by filing a written notice with our Secretary at our address at any time before the Annual Meeting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request that they be suspended. However, attendance (without further action) at the Annual Meeting will not by itself revoke a previously granted proxy.

What Are the Board’s Recommendations?

If no instructions are indicated on your valid proxy, the representatives holding your proxy will vote in accordance with the recommendations of the Board. The Board unanimously recommends a vote:

•	FOR the election of each of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young as the Company’s independent accountants for 2007; and

•	FOR the approval of the amendment and restatement of our Articles of Incorporation.

With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

How Can I Manage the Number of Annual Reports I Receive?

Our 2006 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”) have been mailed to stockholders with this Proxy Statement. If you share an address with any of our other stockholders, your household might receive only one copy of these documents. To request individual copies for each stockholder in your household, please contact Equity LifeStyle Properties, Inc., Attn: Investor Relations, at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 (toll-free number: 1-800-247-5279 or email: investor_relations@mhchomes.com). To ask that only one set of the documents be mailed to your household, please contact your bank, broker or other nominee or, if you are a stockholder of record, please call our transfer agent, LaSalle Bank, N.A., toll-free at 1-800-830-9942.

What Vote is Needed to Approve Each Proposal?

The affirmative vote of the holders of record of a plurality of all of the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of the nominees for director. The affirmative vote of the holders of record of a majority of all the votes cast at the Annual Meeting at which a quorum is present is required for the ratification of the selection of Ernst & Young as our independent accountants for 2007, and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. The affirmative vote of the holders of record of two-thirds of all the votes entitled to be cast is required for the approval of the amendment and restatement of our Articles of Incorporation. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the Annual Meeting and will not be counted as “votes cast,” although they will count toward the presence of a quorum. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares of Common Stock on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting.

How is My Vote Counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares of Common Stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the Common Stock will be voted “for” the election of the nominees for director named in this Proxy Statement, “for” ratification of the selection of Ernst & Young as our independent accountants for 2007, “for” the approval of the amendment and restatement of our Articles of Incorporation, and as recommended by the Board with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

What Other Information Should I Review Before Voting?

For your review, our 2006 Annual Report and 2006 Form 10-K are being mailed to you concurrently with the mailing of this Proxy Statement. You may also obtain, free of charge, a copy of our 2006 Annual Report and the 2006 Form 10-K on our website at www.equitylifestyle.com or by directing your request in writing to Equity LifeStyle Properties, Inc., Attn: Investor Relations, Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 (toll-free number: 1-800-247-5279 or email: investor_relations@mhchomes.com). The 2006 Annual Report and the 2006 Form 10-K, however, are not part of the proxy solicitation material.

Who is Soliciting My Proxy?

This solicitation of proxies is made by and on behalf of our Board. We will pay the cost of solicitation of the proxies. We have retained LaSalle Bank, N.A., at a de minimis cost, to assist in the solicitation of proxies. Also, we have retained MacKenzie Partners at a cost of $7,500 to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the Proposals other than the information and representations contained in this Proxy Statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized, and the delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

CORPORATE GOVERNANCE

Governance Policies, Code of Ethics and Committee Charters

The Board regularly evaluates the Company’s corporate governance policies and benchmarks those policies against the rules and regulations of governmental authorities, the best practices of other public companies and suggestions received from various authorities. The Board has adopted the Company’s Guidelines on Corporate Governance. The Company’s Guidelines on Corporate Governance require that a majority of the directors be independent within the meaning of New York Stock Exchange (“NYSE”) standards. The Company’s Common Stock is listed on the NYSE under the ticker symbol “ELS.” The Company has also adopted a Business Ethics and Conduct Policy, which applies to all directors, officers and employees of the Company.

The Guidelines on Corporate Governance, the Business Ethics and Conduct Policy and the charters of the Board’s Audit Committee and Compensation, Nominating and Corporate Governance Committee are each available on the Company’s website at www.equitylifestyle.com, and a copy of same may be obtained free of charge by sending a written request to Equity LifeStyle Properties, Inc., Attn: Investor Relations, Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, or by emailing the Company’s Investor Relations Department at investor_relations@mhchomes.com.

Stockholder Communications with the Board

The Company’s Lead Director is Sheli Z. Rosenberg who, as an independent director, acts in the lead capacity to coordinate the other independent directors, consults with the Company’s Chief Executive Officer on Board agendas, chairs the executive sessions of the non-management directors and performs such other functions as the Board may direct. Any stockholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with the Board or the non-management directors by contacting the Lead Director, who will receive all such communications on behalf of the Board or the non-management directors (as applicable). Communications may be confidential or anonymous, and may be submitted in writing to the Lead Director, c/o Secretary, Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. All written communications will be received and processed by the Secretary of the Company, and all substantive communications will be referred to the Lead Director. All such communications will be reviewed and, if necessary, investigated and/or addressed by the Lead Director and the status of such communications will be reported to the Board or the non-management directors (as applicable) on a quarterly basis. The Lead Director may direct special treatment, including the retention of outside advisors or counsel, for any such concern or inquiry.

Although each director is strongly encouraged to attend each Annual Meeting of Stockholders, the Board has no formal policy with respect to such attendance. A majority of the eight directors in office as of the date of the 2006 Annual Meeting of Stockholders were in attendance at such meeting.

Non-Management Directors’ Executive Sessions

Executive sessions of the Company’s non-management directors are scheduled in connection with regularly scheduled meetings of the Board and may be held without management present at such other times as requested by the non-management directors. The presiding director at these executive sessions is the Lead Director.

Committees of the Board; Meetings

Meetings:  During the year ended December 31, 2006, the Board held five meetings and took four actions by unanimous written consent. Each of the directors attended 75% or more of the total number of the meetings of the Board and the committees on which he or she served.

Executive Committee:  The Executive Committee of the Board is comprised of Howard Walker (Chair), Samuel Zell and Donald S. Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to authorize the acquisition, disposition and financing of investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership) and to authorize contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 2006, the Executive Committee held no meetings and took 14 actions by unanimous written consent.

Compensation, Nominating and Corporate Governance Committee:  The Compensation, Nominating and Corporate Governance Committee of the Board (the “Compensation Committee”) is comprised of Ms. Rosenberg (Chair), Mr. Chisholm and Gary L. Waterman. The Board has determined that each of the Compensation Committee members is an “independent” director within the meaning set forth in the NYSE listing standards. The Compensation Committee is governed by the Charter of the Compensation, Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website. The Compensation Committee determines compensation for the Company’s executive officers and exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the Company’s 1992 Stock Option and Stock Award Plan, as amended and restated (the “Stock Option and Award Plan”), to the management of the Company and its subsidiaries, other employees and consultants. In addition, the Compensation Committee identifies and recommends qualified individuals to become Board members, develops and recommends the Guidelines on Corporate Governance applicable to the Company, recommends to the Board director nominees for each committee of the Board and directs the Board in an annual review of its performance. During the year ended December 31, 2006, the Compensation Committee held seven meetings and took one action by unanimous written consent.

Audit Committee:  The Audit Committee of the Board (the “Audit Committee”) is comprised of Philip C. Calian (Chair), Thomas E. Dobrowski and Ms. Rosenberg. The Board has determined that each of the Audit Committee members is an “independent” director within the meaning set forth in the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Calian is an “audit committee financial expert” as such term is defined by the SEC in Item 401(h) of Regulation S-K. The Audit Committee is governed by the Audit Committee Charter which was filed as an attachment to the Company’s proxy statement filed with the SEC on April 11, 2005. The Audit Committee is responsible for, among other things, engaging our independent accountants, reviewing with the Company’s independent accountants the plans for and results of the audit engagement, approving professional services provided by the Company’s independent accountants, reviewing the independence of the Company’s independent accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls and accounting and reporting practices assessing the quality and integrity of our audited financial statements. The Audit Committee has also established procedures for the processing of complaints received from employees regarding internal control, accounting and auditing matters. During the year ended December 31, 2006, the Audit Committee held ten meetings and took no actions by unanimous written consent.

Board Member Nominations

Board member nominations are governed by the Compensation, Nominating and Corporate Governance Committee Charter. The Compensation Committee will consider nominees recommended by stockholders. If you wish to recommend a person whom you consider qualified to serve on the Board, you must give written notice to the Secretary of the Company in accordance with the requirements described in “Stockholder Proposals.” This notice must contain: (i) as to each nominee, all information that would be required to be disclosed in a proxy statement with respect to the election of directors pursuant to the Exchange Act, (ii) the name and address of the stockholder giving the notice, (iii) the number of shares of Common Stock owned beneficially and of record by such stockholder, and (iv) the written consent of each nominee to serve as a director if so elected. The Compensation Committee will consider and evaluate persons recommended by stockholders in the same manner as potential nominees identified by the Board and/or the Compensation Committee.

The Compensation Committee identifies nominees for director from various sources. In assessing potential director nominees, the Compensation Committee considers the character, background and professional experience of candidates. All nominees should possess good judgment and an inquiring and independent mind. Familiarity with the issues affecting the Company is among the relevant criteria. All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values. The Compensation Committee will also carefully consider any potential conflicts of interest. Nominees must also be willing and able to devote sufficient time and effort to carrying out the duties and responsibilities of a director effectively, and should be committed to serving on the Board for an extended period of time.

Biographical Information

Set forth below are biographies of each of the Company’s executive officers. Biographies of the director nominees are set forth below in Proposal 1.

Executive Officers

Thomas P. Heneghan, 43, is President and Chief Executive Officer of the Company. See biographical information in Proposal 1 below.

Roger A. Maynard, 49, has been Executive Vice President and Chief Operating Officer of the Company since December 2005. Mr. Maynard is also a member of the Company’s Management Committee, which was created in 1995 and is comprised of the Company’s executive officers (the “Management Committee”). Mr. Maynard was Chief Operating Officer of the Company from January 2004 to December 2005. Mr. Maynard was Senior Vice President for national operations of the Company from January 2003 to December 2003. Mr. Maynard was Senior Regional Vice President for the Company’s Eastern division from September 2001 to December 2002, and Senior Regional Vice President for the Company’s Southeastern region from January 2000 to September 2001. Mr. Maynard was Regional Vice President for the Company’s Southeastern region from June 1998 to December 1999, and Regional Vice President for the Company’s Northeastern region from October 1997 to June 1998.

Ellen Kelleher, 46, has been Executive Vice President and General Counsel of the Company since March 1997, and has been Secretary of the Company since May 2000. Ms. Kelleher is also a member of the Management Committee. Ms. Kelleher was Senior Vice President, General Counsel and Assistant Secretary of the Company from March 1994 to March 1997.

Michael B. Berman, 49, has been Executive Vice President and Chief Financial Officer of the Company since December 2005. Mr. Berman is also a member of the Management Committee. Mr. Berman was Vice President, Chief Financial Officer and Treasurer of the Company from September 2003 to December 2005. In 2003, Mr. Berman was an associate professor at New York University Real Estate Institute. Mr. Berman was a managing director in the Investment Banking department at Merrill Lynch & Co. from 1995 to 2002.

Marguerite Nader, 38, has been Vice President of New Business Development of the Company since January 2001. Ms. Nader is also a member of the Management Committee. Ms. Nader was Vice President of Asset Management of the Company from January 1998 to January 2001. Ms. Nader has been employed with the Company since 1993.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Independence of Directors

Pursuant to the Company’s Guidelines on Corporate Governance, which require that a majority of our directors be independent within the meaning of NYSE corporate governance standards and do not include any additional categorical standards other than those required by the NYSE, the Board undertook a review of the independence of directors nominated for re-election at the upcoming Annual Meeting. During this review, the Board considered transactions and relationships, if any, during the prior year between each director or any member of his or her immediate family and the Company, including those reported under “Certain Relationships and Related Transactions” below. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all the directors nominated for election at the Annual Meeting are independent of the Company and its management with the exception of our current President and Chief Executive Officer, Mr. Heneghan. The Board determined that each independent director has no material relationship with the Company other than being a director and/or a stockholder of the Company. The Board specifically considered Mr. Zell’s relationship to EGI (defined below) as described under “Certain Relationships and Related Transactions” below and determined that this relationship does not breach NYSE bright line tests and did not hinder his independence.

General Information about the Nominees

The Board currently consists of eight members. The Company’s Charter currently provides for the annual election of all directors. All the nominees are presently directors, and each nominee has consented to be named in this Proxy Statement and to serve if elected.

Biographical Information

Set forth below are biographies of each of the director nominees.

Samuel Zell, 65, has been Chairman of the Board of the Company since March 1995, and was Chief Executive Officer of the Company from March 1995 to August 1996. Mr. Zell was Co-Chairman of the Board of the Company from its formation until March 1995. Mr. Zell was a director of Mobile Home Communities, Inc., the former manager of the Company’s manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell has served as Chairman of Equity Group Investments, L.L.C. (“EGI”), a private investment company, since 1999 and is its president. Mr. Zell was a trustee and chairman of the board of trustees of Equity Office Properties Trust, an equity real estate investment trust (“REIT”) primarily focused on office buildings, from October 1996 until February 2007, and was its chief executive officer from April 2002 to April 2003, and its president from April 2002 to November 2002. For more than the past five years, Mr. Zell has served as chairman of the board of Anixter International, Inc., a global distributor of structured cabling systems; as chairman of the board of Equity Residential, an equity REIT that owns and operates multi-family residential properties; and as chairman of the board of Capital Trust, Inc., a specialized finance company (“Capital Trust”). Mr. Zell has been chairman of the board of Covanta Holding Corporation (previously known as Danielson Holding Corporation) since September 2005, was previously a director from 1999 until 2004, and served as its president, chairman and chief executive officer from July 2002 to October 2004. Mr. Zell was the chairman of the board of Rewards Network, Inc. (previously known as iDine Rewards Network, Inc.), an administrator of loyalty-based consumer reward programs, from 2002 until 2005.

Howard Walker, 67, has been Vice-Chairman of the Board of the Company since May 2003 and Chair of the Board’s Executive Committee since January 2004. Mr. Walker has been a director of the Company since November 1997. Mr. Walker has been retired from the Company since December 2003. Mr. Walker was Chief Executive Officer of the Company from December 1997 to December 2003. Mr. Walker was President of the Company from September 1997 to May 2000, and President of Realty Systems, Inc., an affiliate of the Company, from March 1995 to April 2000. Mr. Walker was a Vice President of the Company from January 1995 to March 1995. Mr. Walker is a director of Infohealth, Inc., a privately held company that provides information system services to the health care industry.

Thomas P. Heneghan, 43, has been President and Chief Executive Officer of the Company since January 2004. Mr. Heneghan has been a director of the Company since March 2004. Mr. Heneghan is a member of the Company’s Management Committee. Mr. Heneghan was President and Chief Operating Officer of the Company from May 2000 to December 2003. Mr. Heneghan was Executive Vice President, Chief Financial Officer and Treasurer of the Company from April 1997 to May 2000, and Vice President, Chief Financial Officer and Treasurer of the Company from February 1995 to March 1997.

Donald S. Chisholm, 72, has been a director of the Company since March 1993. Mr. Chisholm is president of Vernon Development Co., the developer of a 650-acre golf course community, and a real estate development and management company, for more than five years.

Thomas E. Dobrowski, 63, has been a director of the Company since March 1993. Mr. Dobrowski has been retired from General Motors Investment Management Corporation (“GMIMC”) since October 2005. Mr. Dobrowski was the managing director of real estate and alternative investments of GMIMC from December 1994 to September 2005. Mr. Dobrowski is a director of Capital Trust.

Philip C. Calian, 44, has been a director of the Company since October 2005. Mr. Calian has been founder and managing partner of Kingsbury Partners LLC since January 2003, and an operating partner of Waveland Investments LLC since July 2004. Kingsbury Partners LLC is a private equity and consulting firm focused on providing capital and ownership skills to middle market distressed businesses, and Waveland Investments LLC is a Chicago-based private equity firm with committed equity capital. Prior to founding Kingsbury Partners LLC, Mr. Calian was chief executive officer of American Classic Voyages Co., a travel and leisure company, from 1995 until 2002. Mr. Calian is a director of JetAway Today, Inc., a private internet travel company; MCS Investment Group, LLC, a private producer and seller of mineral well brine; Hudson Lock, LLC, a private lock manufacturer; and Cottingham & Butler, Inc., a private insurance broker.

Sheli Z. Rosenberg, 65, has been a director of the Company since August 1996, and has been the Lead Director of the Company since 2002. Ms. Rosenberg has been an Adjunct Professor at Northwestern University’s J.L. Kellogg Graduate School of Business since April 2003. Ms. Rosenberg was vice chairman of EGI from January 2000 through December 2003. Ms. Rosenberg was president of Equity Group Investments, Inc. (“EGI, Inc.”), an investment company, from November 1994 to December 1999, and was chief executive officer of EGI, Inc. from November 1994 to December 1998. Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt from 1980 to September 1997. Ms. Rosenberg is a director of CVS Corporation, an owner and operator of drug stores; Avis Budget Group, an automobile rental and related services company; and Ventas, Inc., an owner of real estate in the health care field. Ms. Rosenberg is a trustee of Equity Residential.

Gary L. Waterman, 65, has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate services and investment company that he founded.

Director Compensation

The following table includes compensation information for the year ended December 31, 2006 for each non-employee member of our Board of Directors.

	Fees Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(2)	($)	($)(3)(4)	($)

Philip C. Calian	46,500	133,037	—	—	—	179,537
Donald S. Chisholm	47,000	80,307	—	—	—	127,307
Thomas E. Dobrowski	46,000	48,400	12,353	—	—	106,753
Sheli Z. Rosenberg	47,500	277,640	—	—	—	325,140
Howard Walker	46,500	162,707	—	—	—	209,207
Gary L. Waterman	46,000	80,307	—	—	—	126,307
Samuel Zell	46,000	247,007	245,354	—	—	538,361

(1)	For 2006, the Company paid each of its non-employee directors an annual fee of $45,000. In addition, directors who serve on the Executive Committee, Audit Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairpersons receive an additional $500 per annum for their service. Directors who are employees of the Company are not paid any directors’ fees.

(2)	These amounts reflect the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), related to restricted stock and option awards issued pursuant to the Company’s Stock Option and Award Plan and thus may include amounts from awards granted in and prior to 2006.

Refer to Note 12, “Stock Option Plan and Stock Grants,” in the Notes to the Consolidated Financial Statements included in the Company’s 2006 Form 10-K filed on March 1, 2007 for the relevant assumptions used to determine the valuation of our restricted stock and option awards.

Pursuant to the Stock Option and Award Plan, on the date of the first Board meeting after each Annual Meeting of Stockholders, each director then in office will receive at the director’s election either an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price or an annual grant of 2,000 shares of Restricted Common Stock. One-third of the options to purchase Common Stock and the shares of Restricted Common Stock covered by these awards vest on the date six months after the grant date, one-third vest on the first anniversary of the grant date and one-third vest on the second anniversary of the grant date.

Pursuant to the authority granted in the Stock Option and Award Plan, in November 2006 the Compensation Committee approved the annual award of stock options to be granted to the Chairman of the Board, the Compensation Committee Chairperson and Lead Director, the Executive Committee Chairperson, and the Audit Committee Chairperson and Audit Committee Financial Expert on January 31, 2007 for their services rendered in 2006. Ms. Rosenberg abstained from discussion and voting on the award granted to the Chairperson of the Compensation Committee and Lead Director. On January 31, 2007, Mr. Zell was awarded options to purchase 100,000 shares of Common Stock, for services rendered as Chairman of the Board during 2006; Ms. Rosenberg was awarded options to purchase 25,000 shares of Common Stock, which she elected to receive as 5,000 shares of Restricted Common Stock, for services rendered as Lead Director and Chairperson of the Compensation Committee during 2006; Mr. Walker was awarded options to purchase 15,000 shares of Common Stock, for services rendered as Chairperson of the Executive Committee during 2006; and Mr. Calian was awarded options to purchase 15,000 shares of Common Stock, which he elected to receive as 3,000 shares of Restricted Common Stock, for services rendered as Audit Committee Financial Expert and Audit Committee Chairperson during 2006. Such shares were issued at a per share price of $55.23, the NYSE closing price of the Company’s Common Stock on January 31, 2007. One-third of the options to purchase Common Stock and the shares of Restricted Common Stock covered by these awards vests on each of December 31, 2007, December 31, 2008, and December 31, 2009.

As of December 31, 2006, each non-employee director had the following unexercised stock options and unvested Restricted Stock awards outstanding:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Number of
	Unexercised	Unexercised	Shares of
	Options	Options	Stock That
	(#)	(#)	Have Not
Name	Exercisable	Unexercisable	Vested

Philip C. Calian	—	—	3,834
Donald S. Chisholm	10,000	—	2,001
Thomas E. Dobrowski	6,666	3,334	1,334
Sheli Z. Rosenberg	35,000	—	7,002
Howard Walker	—	—	5,001
Gary L. Waterman	20,000	—	2,001
Samuel Zell	659,998	110,002	—

(3)	During the year ended December 31, 2006, directors did not receive any perquisites or other compensation. The Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company.

(4)	In December 2000, the Company entered into a deferred compensation arrangement with Mr. Walker to encourage him to remain employed by the Company. The agreement provided Mr. Walker with a salary benefit commencing May 17, 2004. Pursuant to the agreement, commencing on such date, Mr. Walker receives an annual deferred compensation payment in the amount of $200,000 for a ten-year period. The Company purchased an annuity for approximately $1.2 million to fund its future obligations under the agreement. The annuity is held by a trust for the benefit of Mr. Walker and is subject to the claims of creditors of the Company.

Vote Required

A plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of directors. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of Common Stock to approve the election of any substitute nominee proposed by the Board.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each of the eight nominees for director for a one-year term.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board recommends that the stockholders ratify the selection of Ernst & Young as the Company’s independent accountants for the fiscal year ending December 31, 2007. Although stockholder action on this matter is not required, the Board believes it is good corporate practice to seek stockholder ratification of its selection. The Audit Committee has pre-approved Ernst & Young’s review of our 2007 quarterly financial statements and SEC filings and intends to engage Ernst & Young to audit our 2007 annual financial statements. If the selection of Ernst & Young is not ratified, the Audit Committee anticipates that it will nevertheless engage Ernst & Young as independent accountants for the 2007 calendar year, but will consider whether it should select other auditors for the 2008 calendar year.

Ernst & Young has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity. There have been no disagreements between the Company and its independent accountants relating to accounting procedures, financial statement disclosures or related items. Representatives of Ernst & Young are expected to be available at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Audit Fees.  The aggregate fees billed (or expected to be billed) for fiscal years 2006 and 2005 for professional services rendered by the independent accountants for the audit of the Company’s financial statements, for the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act and for the reviews by the independent accountants of the financial statements included in the Company’s Forms 10-Q were $529,000 for each year.

Audit-Related Fees.  The aggregate fees billed (or expected to be billed) for fiscal years 2006 and 2005 for assurance and related services by the independent accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees” above were $27,000 and $37,450, respectively. These fees consist primarily of fees for services provided to assist the Company with attest services related to audits of subsidiaries and benefit plans.

Tax Fees.  The aggregate fees billed (or expected to be billed) for fiscal years 2006 and 2005 for professional services rendered by the independent accountants for tax compliance, tax advice and tax planning were $47,310 and $27,500, respectively. These fees consist primarily of fees for services provided to assist the Company with tax return preparation and review and corporate tax compliance services.

All Other Fees.  There were no other fees billed to the Company by the independent accountants in fiscal years 2006 and 2005.

Auditor Independence.  The Audit Committee has determined that the independent accountants’ provision of the non-audit services described above is compatible with maintaining the independent accountants’ independence.

Policy on Pre-Approval.  The Company and the Audit Committee are committed to ensuring the independence of the Company’s independent accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with the applicable rules of the SEC and the NYSE. The Audit Committee must pre-approve all audit services and permissable non-audit services provided by the Company’s independent accountants, except for any de minimis non-audit services. The Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young in 2006 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of holders of a majority of the votes cast is necessary to ratify the selection of Ernst & Young.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the selection of Ernst & Young as the Company’s independent accountants for 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of the three directors of the Company listed below, each of whom meets the independence and financial literacy requirements of the NYSE and Rule 10A-3 of the Exchange Act. In addition, the Board has determined that Mr. Calian qualifies as an “audit committee financial expert” as defined by the SEC rules. No member of the Audit Committee is a current or former officer or employee of the Company, and no member serves on more than two other public company audit committees.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The Audit Committee is governed by a written charter approved by the Board. In accordance with this charter, the Audit Committee oversees the accounting, auditing and financial reporting practices of the Company. The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the work of the independent accountants. The Audit Committee pre-approves the services of the independent accountants in accordance with the applicable rules of the SEC and the NYSE. The Audit Committee has also established procedures for the processing of complaints received from employees regarding internal control, accounting, and auditing matters. The Audit Committee held ten meetings during 2006.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent accountants’ report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting with management, the internal auditors and the independent accountants.

The Audit Committee reviewed with the Company’s independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board, rules of the SEC, and other applicable regulations. In addition, the Audit Committee has discussed with the independent accounting firm the firm’s independence from the Company’s management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services provided to the Company by the independent accountants with the independent accountants’ independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations; their evaluation of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the 2006 Form 10-K for filing with the SEC. The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of the Company’s independent accountants.

Respectfully submitted,

Philip C. Calian, Chair
Thomas E. Dobrowski
Sheli Z. Rosenberg

PROPOSAL NO. 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF
OUR ARTICLES OF INCORPORATION

The Board has declared the amendment and restatement of our Articles of Incorporation advisable and has directed that this proposal be submitted for consideration at the Annual Meeting. A form of Articles of Amendment and Restatement, marked to reflect current changes and previous amendments to the Company’s Articles of Incorporation, is attached to this Proxy Statement as Annex I, and this summary of the provisions of the Articles of Amendment and Restatement is qualified in its entirety by reference to Annex I, which you should read in its entirety.

The Company is presently authorized by its Articles of Incorporation to issue up to 50,000,000 shares of Common Stock. As of December 31, 2006, approximately 23.9 million shares of Common Stock were issued and outstanding, and approximately 10.9 million shares of Common Stock have been reserved for issuance for purposes of conversion of outstanding convertible securities, dividend reinvestment and direct purchases, and stock options and stock purchases under stockholder approved employee benefit plans, leaving only approximately 15.2 million shares of Common Stock available for issuance. Consequently, the Company may not have a sufficient number of authorized shares of Common Stock available if necessary for future mergers and acquisitions, capital raising activities, stock splits and other legitimate corporate purposes.

The Company currently has the authority to issue 60,000,000 shares of stock, consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, each with a par value of $0.01 per share. If this proposal is approved by the stockholders, the Company’s current Articles of Incorporation will be amended and restated to provide that the Company has the authority to issue up to 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, each with a par value $0.01 per share.

Finally, if this proposal is approved by the stockholders, various ministerial changes will be made to the Company’s current Articles of Incorporation. Additionally, previous amendments to the Company’s Articles of Incorporation will be reflected in the Articles of Amendment and Restatement.

The Board believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock. This will provide flexibility with respect to future transactions, including acquisitions of other businesses where the Company would have the option to use its Common Stock (or securities convertible into or exercisable for Common Stock) as consideration (rather than cash), financing future growth, financing transactions, stock splits and other corporate purposes. Authorized but unissued shares of Common Stock may be used by the Company from time to time as appropriate and opportune situations arise.

Stockholders of the Company will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of Common Stock, except as may be required by law or applicable NYSE rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the NYSE require stockholder authorization in connection with the issuance of such additional shares. Subject to law and the rules of the NYSE, the Board has the sole discretion to issue additional shares of Common Stock on such terms and for such consideration as may be determined by the Board. The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership of the present stockholders of the Company.

The Company has not proposed the increase to its authorized Common Stock with the intention of using the additional Common Stock for anti-takeover purposes, although the Company could theoretically use the additional stock in the future to make it more difficult or to discourage an attempt to acquire control of the Company. As of this date, the Company is unaware of any pending or threatened efforts to acquire control of the Company.

If the stockholders approve the proposal, the Articles of Amendment and Restatement will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and the amendment and restatement of the Company’s Articles of Incorporation as described above will be effective upon the acceptance for record of the Articles of Amendment and Restatement by the SDAT.

The Board unanimously recommends a vote FOR the approval of the amendment and restatement of our Articles of Incorporation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy.  The Compensation Committee determines and approves the compensation of the Company’s executive officers and guides the Company’s overall philosophy towards compensation of its employees. We believe that the compensation of the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and all of the remainder of the Company’s executive officers should be both competitive and based on individual and Company performance. We believe that the compensation of our executives should reflect their success as a management team in attaining certain operational goals, which leads to the success of the Company and serves the best interests of our stockholders.

Objectives of the Compensation Program.  The primary objective of our compensation program is to attract and retain highly qualified executives by providing competitive base salaries and meaningful short-term and long-term incentives. In addition, our compensation program is structured to hold our executive officers accountable for the performance of the Company by tying a portion of their annual non-equity incentive compensation to performance targets. Our compensation program is also designed to promote an ownership mentality among executives. The Compensation Committee recognizes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company’s Common Stock. In October 2005, the Compensation Committee established stock ownership guidelines for each of our executive officer positions and directors. Under these guidelines, all of our executive officers and directors are required to purchase a minimum amount of the Company’s Common Stock, valued at the time of purchase, and to maintain this minimum amount throughout their tenure as an executive officer or member of the Board. Such ownership guidelines follow: five times the base salary for the CEO; three times the base salary for each of the other executive officers; and three times the annual retainer for each Board member.

What Our Compensation Program is Designed to Reward.  Our compensation program is designed to reward the Company’s executive officers for their contributions to the Company and for achieving improvements in the Company’s performance during the year. The Compensation Committee has deliberately kept base salaries at a relatively small percentage of total compensation. This allows the Compensation Committee to reward each officer’s performance through annual bonus awards and long-term incentives such as Restricted Common Stock Awards. The annual non-equity incentive bonus plan involves the Compensation Committee and the CEO, with input from each executive officer, jointly setting goals for the executive officers at the beginning of each year. Long-term incentive compensation is designed to provide incentive to the executives to ensure the successful implementation of long-term strategic goals of the Company and to provide for the retention of such executives.

Elements of Compensation.  During the fiscal year ended December 31, 2006, there were three major components of executive compensation: base salary, non-equity incentive compensation, and retention and long-term incentive compensation. The Compensation Committee, in conjunction with the CEO, reviews the Company’s executive salary structure on an annual basis. Our compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Executive Compensation Review for REITs (“SNL Survey”). The SNL Survey contains detailed compensation and performance data on publicly traded REITs. The Compensation Committee believes the SNL Survey provides comparable salary data for the Company. We believe the Company’s compensation levels fall within the averages described in the surveys and targets median compensation levels for the Company’s executive officers. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based upon overall Company performance and upon each officer’s performance and contribution to the Company’s performance. During November 2006, the executive officers received performance evaluations, which were prepared by the persons directly reporting to them, their peers and their supervisor. These evaluations were compiled by an outside agency and the results were reported to the executive officers and the Compensation Committee by the agency. The Compensation Committee considered the results of these evaluations in their overall assessment of the executive’s performance.

Base Salary.  The Compensation Committee believes that attracting and retaining highly qualified executives is accomplished by providing competitive base salaries. As stated previously, the Compensation

Committee deliberately keeps base salaries at a relatively small percentage of total compensation. For 2006, we concluded that a base salary of $360,500 for our CEO, $293,550 for our CFO, our Chief Operating Officer and our General Counsel, and $180,250 for our Vice President of New Business Development was appropriate in this regard. Such base salaries reflected a 3% CPI increase over the prior year’s base salaries.

Non-Equity Incentive Compensation.  Our practice is to award annual non-equity incentive compensation (“bonus”) based on certain performance targets established by the executives and the Compensation Committee at the beginning of each year. The Compensation Committee established the 2006 bonus potential for Mr. Heneghan at 1.5 times his annual base salary and the 2006 bonus potential for the remaining named executive officers as equivalent to their annual base salary. The total 2006 bonus potential for the executive officers was $1,596,400 (“2006 Bonus Potential”).

Performance targets for determining bonus amounts for 2006 included the following: 35% related to increasing property operating revenues and resort revenues and maintaining portfolio occupancy in our core property operations; 35% related to maintaining and/or increasing sales volumes, maintaining sales profitability, and reducing site development costs in our sales operations; and 30% was at the discretion of the Compensation Committee after evaluation of each executive officer’s performance, including an analysis of successes and challenges during the year. We selected these performance targets, as we believe management should focus on strong short-term annual performance that supports and ensures the Company’s long-term success and profitability, which correlates with the interests of our stockholders. Performance targets were established and communicated to the executives in February 2006 when the outcome of the performance targets was substantially uncertain.

In 2005, the executive officers did not receive $622,000 of their cumulative potential bonus relating to certain of the 2005 performance targets that were not achieved. At the beginning of 2006 Mr. Heneghan requested, and the Compensation Committee approved, that the portion of the 2005 potential bonus relating to these benchmarks be carried over into bonus targets for 2006 due to unforeseen factors impacting these targets, such as hurricanes and alternative use analyses on previously approved development plans. $311,000 of this carryover bonus was included in the core property operations component of the 2006 bonus benchmarks and the remainder was included in the discretionary component of the 2006 bonus.

During 2006, the executive officers received 35%, or $558,740, of the 2006 Bonus Potential with respect to the core property operations performance target, as all of these benchmarks were met, in addition to the $311,000 of carryover bonus. The executive officers received 12%, or $186,000, of the 2006 Bonus Potential related to the sales operations performance target. The remaining 23% of the sales operations performance target related to sales profitability and control of site development costs was not met. Although we achieved our 2006 goal of increasing sales of smaller resort cottages, we sacrificed profitability in order to reduce inventory levels, prior to the start of our 2006-2007 season. In addition, the Compensation Committee did not elect to pay the 30% discretionary portion of the 2006 Bonus Potential or the remaining $311,000 of the 2005 carryover bonus after consideration of the various factors as discussed above.

Retention and Long Term Incentive Compensation.  The Stock Option and Award Plan was adopted in December 1992, and amended and restated from time to time, most recently effective March 23, 2001. The Stock Option and Award Plan and certain amendments thereto were approved by the Company’s stockholders. A maximum of 6,000,000 shares of Common Stock are available for grant under the Stock Option and Award Plan. No more than one-half of the 2,000,000 shares added to the Stock Option and Award Plan, in connection with the adoption of the Second Amended and Restated 1992 Stock Option and Stock Award Plan may be subject to Restricted Common Stock Awards from and after March 23, 2001; and, no more than 800,000 of the 2,000,000 shares added to the Stock Option and Award Plan in connection with the adoption of the 1992 Stock Option and Stock Award Plan, as amended and restated effective March 23, 2001, may be subject to Restricted Common Stock Awards from and after the date thereof. No more than 250,000 shares of Common Stock may be subject to grants to any one individual in any calendar year. As of December 31, 2006, 1,465,642 shares of Common Stock remained available for grant; of these, 668,525 shares of Common Stock remained available for Restricted Common Stock Awards. Vesting of Restricted Common Stock Awards granted to executive officers under the Stock Option and Award Plan is typically over a three-year period. The vesting of

Restricted Common Stock Awards is subject to acceleration in the case of death, disability and involuntary termination not for cause or change of control of the Company.

To provide long-term incentives for executive officers and to retain qualified officers, the Company has created performance and tenure-based stock option and Restricted Common Stock award programs pursuant to the authority set forth in the Stock Option and Award Plan. The Compensation Committee recognizes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company’s Common Stock.

In accordance with the Stock Option and Award Plan, stock options are awarded at the NYSE’s closing price of the Company’s Common Stock on the date of grant. The Compensation Committee has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options on a date other than the grant date.

In December 2001, the Compensation Committee created the 2004 Long Term Restricted Stock Plan (the “2004 Award Program”), which provided for shares of Restricted Common Stock to be granted on January 5, 2004 to individuals who were employed by the Company on November 15, 2001 and on January 5, 2004 and who held the respective titles of Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer, as well as certain other titles, on such grant date. Shares granted on January 5, 2004 were subject to a further three year vesting schedule, with one-third vesting December 10, 2004, one-third vesting December 10, 2005 and one-third vesting December 10, 2006, with vesting based on an individual’s tenure in such titled positions. In connection with the hiring of Mr. Berman, Chief Financial Officer of the Company, in September 2003, the Compensation Committee waived the requirement that Mr. Berman hold such title on the grant date in order to be eligible to receive a grant of Restricted Common Stock under the 2004 Program; as a result, Mr. Berman received such a grant on January 5, 2004. On January 5, 2004 under the 2004 Award Program, Mr. Heneghan was granted 40,000 shares; Mr. Berman was granted 25,000 shares; Mr. Maynard was granted 30,000 shares; Ms. Kelleher was granted 25,000 shares; and Ms. Nader was granted 7,500 shares. The shares issued under the 2004 Award Program were fully vested as of December 10, 2006.

On May 4, 2004, May 10, 2005 and May 3, 2006, Mr. Heneghan received a grant of options to purchase 10,000 shares of Common Stock for his service as a director during such years. These options were awarded in accordance with the Company’s Stock Option and Award Plan which provides that each Board member shall receive such annual award on the date of the first Board meeting following the Company’s Annual Meeting. On such date, each director then in office will receive at the director’s election either an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price or an annual grant of 2,000 shares of Restricted Common Stock. Each of these awards is subject to a vesting schedule, with one-third vesting on the date six months after the grant date; one-third vesting on the first anniversary of the grant date; and the remainder vesting on the second anniversary of the grant date.

On December 28, 2006, the Compensation Committee approved the issuance of 147,500 shares of Restricted Common Stock to the executive officers and one additional employee of the Company (the “2006 Award Program”). The 2006 Award Program was created pursuant to the authority set forth in the Stock Option and Award Plan. On December 28, 2006, the named executive officers were granted shares of Restricted Common Stock in accordance with the 2006 Award Program as follows: Mr. Heneghan was granted 40,000 shares; Mr. Maynard was granted 30,000 shares; Mr. Berman was granted 25,000 shares; Ms. Kelleher was granted 25,000 shares; and Ms. Nader was granted 20,000 shares. Such shares are subject to a three year vesting schedule, with one-third vesting on December 31, 2007, one-third vesting on December 31, 2008 and one-third vesting on December 31, 2009.

Accounting and Tax Considerations.  On July 1, 2005, the Company began accounting for its stock options and stock awards in accordance with Statement of Financial Accounting Standard 123(R) “Share Based Payment” (“FAS 123(R)”).

The Company may or may not structure compensation arrangements to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Severance Benefits.  None of our named executive officers have any arrangements that provide for payment of severance benefits.

Non-Qualified Deferred Compensation.  We do not provide any non-qualified defined contribution or other deferred compensation plans.

Post-Employment Compensation.  All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us. We also do not provide post-employment health coverage or other benefits.

Change in Control.  None of our named executive officers are entitled to payment of any benefits upon a change in control of the Company. The vesting of Restricted Common Stock Awards is subject to acceleration in the case of death, disability and involuntary termination not for cause or change of control of the Company.

Perquisites and Other Benefits.  Our executives are entitled to few benefits that are not otherwise available to all of our employees. The perquisites we provided for the year ended December 31, 2006 are as follows. All employees who participated in our 401(k) plan received a matching contribution equal to 100% of the first 4% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $8,800. Additionally, a discretionary profit sharing component of the 401(k) plan provides for a contribution to be made annually for each participant in an amount, if any, as determined by the Company. Mr. Heneghan, Ms. Kelleher and Mr. Berman each have a health club membership of which the Company pays $600 of the annual membership fee. The Company has provided each of the executive officers with an indemnification agreement, however, the Company has paid no amounts under such agreements.

The Company has a non-qualified Employee Stock Purchase Plan (“ESPP”) in which certain benefits eligible employees and the directors may participate. Participants may acquire up to $250,000 of Common Stock annually thru the ESPP at a 15% discount. All of the executive officers are participants in the ESPP. Discounts on such stock purchases are not considered a perquisite and are not included in the Summary Compensation Table as such discount is available to all benefits eligible salaried employees who elect to participate in the ESPP.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted,

Sheli Z. Rosenberg, Chair
Donald S. Chisholm
Gary L. Waterman

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation paid to or earned for the year ended December 31, 2006 by the Company’s Chief Executive Officer and those persons who were, at December 31, 2006, the next four most highly compensated executive officers of the Company. The Company has not entered into any employment agreements with any of the named executive officers. When setting total compensation for each of the executive officers, the Compensation Committee reviews all components of compensation, including equity and non-equity based compensation.

With the exception of Ms. Nader, the executive officers were not entitled to receive payments which are characterized as “Bonus” payments for the year ended December 31, 2006. In January 2007, the Compensation Committee approved the annual bonus payment for each executive officer, with such payments being based on pre-established performance targets. Such performance-based bonuses are characterized as “Non-Equity Incentive Plan Compensation” in the table.

Based on the fair value of the stock awards and option awards granted to the executive officers, which includes amounts from awards granted prior to 2006, “Salary” accounted for approximately 34% of the total compensation of the executive officers; “Non-Equity Incentive Plan Compensation” accounted for approximately 25% of the total compensation of the executive officers; and “Stock Awards” and “Option Awards” accounted for approximately 38% of the total compensation of the executive officers.

						Non-Equity	All
				Stock	Option	Incentive Plan	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position (1)	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Thomas P. Heneghan	2006	360,500	—	490,667	33,877	357,350	9,400	1,251,794
President, Chief Executive Officer & Director
Ellen Kelleher	2006	293,550	—	306,667	—	193,990	9,400	803,607
Executive Vice President, General Counsel & Secretary
Roger A. Maynard	2006	293,550	—	368,000	—	193,990	8,800	864,340
Executive Vice President & Chief Operating Officer
Michael B. Berman	2006	293,550	—	306,667	—	193,990	9,400	803,607
Executive Vice President & Chief Financial Officer
Marguerite Nader	2006	180,250	50,000	92,000	—	116,667	8,800	447,717
Vice President of New Business Development

(1)	Each of the named executive officers is also a member of the Company’s Management Committee.

(2)	In April 2006, Ms. Nader was awarded a special bonus of $50,000 for her services on the Thousand Trails transaction.

(3)	These amounts reflect the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), related to restricted stock awards issued pursuant to the Company’s Stock Option and Award Plan and thus may include amounts from awards granted in and prior to 2006.

On January 5, 2004, the following shares of Restricted Common Stock were issued to each executive officer pursuant to the 2004 Award Program, as described in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Each of these awards was subject to a vesting schedule, with one-third of the award vesting on December 10, 2004; one-third vesting on December 10, 2005; and the remainder vesting on December 10, 2006. One-third of the value of these awards is shown in the Stock Awards column of this table.

	Number of	Total Value
Name	Shares	($)

Thomas P. Heneghan	40,000	1,472,000
Ellen Kelleher	25,000	920,000
Roger A. Maynard	30,000	1,104,000
Michael B. Berman	25,000	920,000
Marguerite Nader	7,500	276,000

On December 28, 2006, shares of restricted Common Stock were issued to each executive officer pursuant to the 2006 Program, as described in the CD&A and shown in the Grants of Plan Based Awards table. The amounts in the Stock Awards column reflect no compensation expense related to such awards in 2006.

All holders of Restricted Common Stock receive any dividends paid on such shares.

(4)	These amounts reflect the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), related to stock options issued pursuant to the Company’s Stock Option and Award Plan, and thus may include amounts from awards granted in a year prior to 2006.

On May 4, 2004, May 10, 2005, and May 3, 2006, Mr. Heneghan received a grant of options to purchase 10,000 shares of Common Stock for his service as a director during such years. Each of these option awards is subject to a vesting schedule, with one-third vesting on the date six months after the grant date; one-third vesting on the first anniversary of the grant date; and the remainder vesting on the second anniversary of the grant date.

Refer to Note 12, “Stock Option Plan and Stock Grants,” in the Notes to the Consolidated Financial Statements included in the 2006 Form 10-K filed on March 1, 2007 for the relevant assumptions used to determine the valuation of our option awards.

(5)	The executive officers’ annual bonus is based on pre-established performance targets as communicated to the executives at the beginning of the year, and therefore, such bonus amounts are classified as non-equity incentive plan compensation in this table. In February 2006, the Compensation Committee approved the 2006 bonus potential and performance targets. In January 2007, after assessment of the achievement of such performance targets, the Compensation Committee approved and the executives received their annual non-equity incentive award. See the CD&A section of this Proxy Statement for further discussion of these performance targets.

(6)	Includes employer-matching contributions pursuant to the Equity LifeStyle Properties, Inc. Retirement Savings Plan of $8,800. In addition, the Company paid a $600 annual health club membership fee for Mr. Heneghan, Mr. Berman and Ms. Kelleher.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to options and Restricted Common Stock granted to our named executive officers for the year ended December 31, 2006.

					All Other	All Other
					Stock	Option
					Awards:	Awards;
					Number of	Number of	Exercise or	Grant Date
		Estimated Future Payouts Under			Shares of	Securities	Base Price	Fair Value
		Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	of Option	of Stock and
		Threshold	Target	Maximum	Units	Options	Awards	Option Awards
Name	Grant Date	($)	($)	($)	(#)(2)	(#)(3)	($/sh)(4)	($)(5)

Thomas P. Heneghan	12/28/2006	—	—	—	40,000	—	—	2,196,800
	05/03/2006	—	—	—	—	10,000	$43.56	38,743
	02/01/2006	—	483,525	750,750	—	—	—	—
Ellen Kelleher	12/28/2006	—	—	—	25,000	—	—	1,373,000
	02/01/2006	—	262,485	407,550	—	—	—	—
Roger A. Maynard	12/28/2006	—	—	—	30,000	—	—	1,647,600
	02/01/2006	—	262,485	407,550	—	—	—	—
Michael B. Berman	12/28/2006	—	—	—	25,000	—	—	1,373,000
	02/01/2006	—	262,485	407,550	—	—	—	—
Marguerite Nader	12/28/2006	—	—	—	20,000	—	—	1,098,400
	02/01/2006	—	157,500	245,000	—	—	—	—

(1)	The maximum payout amounts include a 2005 carryover bonus of $210,000 for Mr. Heneghan, $114,000 for Ms. Kelleher, Mr. Maynard and Mr. Berman, and $70,000 for Ms. Nader.

Payment of the annual award was based on the following performance targets being achieved: 35% of the bonus target related to increasing property operating revenues and resort revenues and maintaining portfolio occupancy in our core property operations; 35% related to maintaining and/or increasing sales volumes, maintaining sales profitability, and reducing site development costs in our sales operations; and

30% was at the discretion of the Compensation Committee after consideration of factors such as acquisitions and their integration into operations, dispositions, evaluation of new developments and expanding our development capability, balance sheet transactions, legal issues and strategies, marketing initiatives, and technology projects.

The target amounts reflect the non-discretionary portion of the annual award. In addition, 50% of the 2005 carryover bonus was included in the core property operations target for 2006 and the remainder was included in the discretionary portion.

(2)	These amounts reflect the number of shares of Restricted Common Stock granted to each named executive officer pursuant to the Stock Option and Award Plan.

(3)	These amounts reflect the grant of options to purchase shares of Common Stock to each named executive officer pursuant to the Stock Option and Award Plan.

(4)	The exercise price of stock option awards is equal to the closing price of the Company’s Common Stock on the grant date as reported by the NYSE.

(5)	Refer to Note 12, “Stock Option Plan and Stock Grants,” in the Notes to the Consolidated Financial Statements included in the 2006 Form 10-K filed on March 1, 2007 for the relevant assumptions used to determine the valuation of our option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table includes certain information with respect to the value of all unexercised stock options and non-vested restricted stock awards previously awarded to the named executive officers as of December 31, 2006.

	Option Awards(1)
	Number of	Number of
	Securities	Securities			Stock Awards(2)
	Underlying	Underlying				Market
	Unexercised	Unexercised			Number of Shares or	Value of Shares or
	Options	Options	Option	Option	Units of Stock That	Units of Stock That
	(#)	(#)	Exercise	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	Price	Date	(#)	($)

Thomas P. Heneghan	—	—	—	—	40,000	2,196,800
	3,333	6,667	$43.56	05/03/2016	—	—
	6,666	3,334	$37.35	05/10/2015	—	—
	10,000	—	$31.53	05/04/2014	—	—
Ellen Kelleher	—	—	—	—	25,000	1,373,000
Roger A. Maynard	—	—	—	—	30,000	1,647,600
Michael B. Berman	—	—	—	—	25,000	1,373,000
Marguerite Nader	—	—	—	—	20,000	1,098,400

(1)	Each of these option awards is subject to a vesting schedule, with one-third vesting on the date six months after the grant date; one-third vesting on the first anniversary of the grant date; and the remainder vesting on the second anniversary of the grant date.

(2)	Each of these stock awards was issued on December 28, 2006 and is subject to a vesting schedule, with one-third vesting on December 31, 2007; one-third vesting on December 31, 2008; and the remainder vesting on December 31, 2009. Upon vesting of these stock awards, the Company may buy back a portion of the stock to provide the executive officer with the ability to receive the vested stock net of applicable tax effects.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to the option exercises and stock vested for each of the executive officers named above for the year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares
	Acquired on	Realized on	Acquired on	Value Realized
Name	Exercise(#)	Exercise($)	Vesting(#)(1)	on Vesting($)

Thomas P. Heneghan	—	—	13,334	700,435
Ellen Kelleher	—	—	8,334	437,785
Roger A. Maynard	—	—	10,000	525,300
Michael B. Berman	—	—	8,334	437,785
Marguerite Nader	—	—	2,500	131,325

(1)	Upon vesting of these stock awards, the Company bought back 5,527, 2,454, 3,645, 4,167, and 986 shares from Mr. Heneghan, Ms. Kelleher, Mr. Maynard, Mr. Berman, and Ms. Nader, respectively, to allow the executives to receive the vested stock net of applicable tax effects.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members for 2006 were Mr. Chisholm, Mr. Waterman and Ms. Rosenberg. No member of the Compensation Committee is a past or present officer or employee of the Company. For a description of certain transactions with Board members or their affiliates, see “Certain Relationships and Related Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This table sets forth information with respect to persons who are known to own more than 5% of the 24,310,634 outstanding shares of Common Stock as of March 9, 2007.

	Amount and
	Nature of
Name and Business Address of	Beneficial	Percentage
Beneficial Owner	Ownership(1)	of Class

Samuel Zell and entities affiliated with Samuel Zell and Ann Lurie and entities affiliated with Ann Lurie(2)	3,626,213	14.9%
Two North Riverside Plaza
Chicago, Illinois 60606
Morgan Stanley(3)	3,341,610	13.7%
1585 Broadway
New York, New York 10036
Deutsche Bank AG(4)	2,576,303	10.6%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany
JPMorgan Chase & Co.(5)	2,027,605	8.3%
270 Park Avenue
New York, NY 10017
General Motors Employees Global Group Pension Trust(6)	1,499,198	6.2%
c/o General Motors Investment
Management Corporation
767 Fifth Avenue
New York, New York 10153

(1)	MHC Operating Limited Partnership (the “Operating Partnership”) is the entity through which the Company conducts substantially all of its operations. Certain limited partners of the Operating Partnership own units of limited partnership interest (“OP Units”) which are convertible into an equivalent number of shares of Common Stock. In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2)	Includes Common Stock, OP Units which are exchangeable for Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days of the Record Date owned as follows. A portion of these amounts have been pledged as security for certain loans.

	Common
	Stock	OP Units	Options

Samuel Zell	327,091	—	553,331
Samuel Zell Revocable Trust	10,551	—	—
Helen Zell Revocable Trust	2,000	—	—
Samstock/SZRT, L.L.C.	294,133	13,641	—
Samstock/ZGPI, L.L.C.	6,003	—	—
Samstock, L.L.C.	446,000	601,665	—
Samstock/ZFT, L.L.C.	8,887	187,278	—
Samstock/Alpha, L.L.C.	8,887	—	—
EGI Holdings, Inc.	—	579,873	—
Donald S. Chisholm Trust	7,000	—	—
EGIL Investments, Inc.	—	579,873	—

TOTALS:	1,110,552	1,962,330	553,331

Mr. Zell does not have a pecuniary interest in the 2,000 shares of Common Stock shown above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse. Mr. Zell also does not have a pecuniary interest in the 7,000 shares of Common Stock shown above held by the Donald S. Chisholm Trust, the trustee of which is Mr. Zell.

The number in the table includes 469,777 shares of Common Stock and 1,948,689 OP Units in which Mr. Zell has a pecuniary interest, but with respect to which he does not have voting or dispositive power. 469,777 shares of Common Stock and 1,368,816 OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust Company, L.L.C. (“Chai Trust”). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power with respect to such Common Stock or OP Units. Additionally, 579,873 OP Units are held by EGIL Investments, Inc. (“EGIL”). Under a shareholders’ agreement dated December 31, 1999, trusts established for the benefit of the family of Ann and Robert Lurie have the power to vote and to dispose of the OP Units beneficially owned by EGIL. Mr. Zell disclaims beneficial ownership of such 469,777 shares of Common Stock and 1,948,689 OP Units, except to the extent of his pecuniary interest therein.

(3)	Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2006, Morgan Stanley and its wholly-owned subsidiary, Morgan Stanley Investment Management Inc. (“MSIM”), are the beneficial owners of 3,341,610 shares of Common Stock, including shares owned through accounts managed by them on a discretionary basis. MSIM has sole voting power over 2,230,419 shares of Common Stock, shared voting power over 528 shares of Common Stock, and sole dispositive power over 2,973,537 shares of Common Stock. Morgan Stanley has sole voting power over 2,442,459 shares of Common Stock, shared voting power over 528 shares of Common Stock, and sole dispositive power over 3,341,610 shares of Common Stock.

(4)	Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2006, Deutsche Bank AG is the beneficial owner of 2,576,303 shares of Common Stock on behalf of the Corporate and Investment Banking business group and Corporate Investments business group of Deutsche Bank AG and its subsidiaries and affiliates. Of these shares, RREEF America, L.L.C. is the reported beneficial owner of 2,509,153 shares; Deutsche Asset Management, Inc. is the reported beneficial holder of 44,550 shares; Deutsche Investment Management Americas is the reported beneficial owner of 14,200 shares; and Deutsche Bank Trust Corp Americas is the reported beneficial holder of 8,400 shares.

(5)	Pursuant to a Schedule 13G filed with the SEC for calendar year 2006, JP Morgan Chase & Co. is the beneficial owner of 2,027,605 shares of Common Stock. JP Morgan Chase & Co. has sole voting power over 662,755 shares of Common Stock and sole dispositive power over 2,021,205 shares of Common Stock.

(6)	Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2006, the shares of Common Stock reported herein are held of record by JP Morgan Chase Bank, N.A., acting as trustee (the “Trustee”) for the General Motors Hourly-Rate Employes Pension Trust and General Motors Salaried Employes Pension

Trust (the “Plans”), which were formed under and for the benefit of one or more employee benefit plans of General Motors Corporation (“GM”) and its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation (“GMIMCo”), a wholly owned subsidiary of GM. GMIMCo’s principal business is providing investment advice and investment management services with respect to the assets of the Plans and of certain direct and indirect subsidiaries of GM and other entities. The Trustee may vote and dispose of the shares held by the GM Trust Fund only pursuant to the direction of GMIMCo personnel, and accordingly beneficial ownership of the shares by the Trustee is disclaimed.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 9, 2007, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of the Company, by the executive officers named in the Summary Compensation Table and by all such directors and executive officers as a group. The address for each of the directors and executive officers is c/o Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table.

	Shares of	Shares Upon
	Common	Exercise of		Percentage
Name of Beneficial Holder	Stock(1)	Options(2)	Total	of Class(3)

Michael B. Berman	63,422	—	63,422	*
Philip C. Calian	10,000	—	10,000	*
Donald S. Chisholm(4)	108,068	—	108,068	*
Thomas E. Dobrowski(5)	2,878	6,666	9,544	*
Thomas P. Heneghan(6)	217,909	23,332	241,241	*
Ellen Kelleher(6)	214,308	—	214,308	*
Roger A. Maynard(6)	56,976	—	56,976	*
Marguerite Nader(6)	30,563	—	30,563	*
Sheli Z. Rosenberg(7)	201,606	35,000	236,606	*
Howard Walker	120,981	—	120,981	*
Gary L. Waterman	79,122	20,000	99,122	*
Samuel Zell(4)	3,072,882	553,331	3,626,213	14.9%

All directors and executive officers as a group (12 persons) including the above-named persons	4,178,715	638,329	4,817,044	19.8%

*	Less than 1%

(1)	The shares of Common Stock beneficially owned includes OP Units that can be exchanged for an equivalent number of shares of Common Stock.

(2)	The amounts shown in this column reflect shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the Record Date.

(3)	In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(4)	Mr. Zell does not have a pecuniary interest in 2,000 shares of Common Stock reported above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse. Mr. Zell also does not have a pecuniary interest in 7,000 shares of Common Stock reported above held by the Donald S. Chisholm Trust, the trustee of which is Mr. Zell.

The number in the table includes 469,777 shares of Common Stock and 1,948,689 OP Units in which Mr. Zell has a pecuniary interest but with respect to which he does not have voting or dispositive power. 469,777 shares of Common Stock and 1,368,816 OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust. Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power with respect to such Common Stock or OP Units. Additionally, 579,873 OP Units are held by EGIL. Under a shareholders’ agreement dated December 31, 1999, trusts established for the benefit of the family of Ann and Robert Lurie have the power to vote and to dispose of the OP Units beneficially owned by EGIL. Mr. Zell disclaims beneficial ownership of such 469,777 shares of Common Stock and 1,948,689 OP Units, except to the extent of his pecuniary interest therein.

(5)	The number in the table includes 3,893 shares of Common Stock which are held by Mr. Dobrowski as nominee for certain pension trusts.

(6)	Includes shares of restricted stock granted on November 24, 1998, which were fully vested on January 1, 2004, but remain restricted for a ten-year period due to certain performance criteria not being met. Mr. Heneghan, Ms. Kelleher, Mr. Maynard and Ms. Nader will receive 14,000 shares, 10,000 shares, 4,000 shares, and 4,000 shares, respectively, on November 24, 2008 upon expiration of the restriction period.

(7)	Includes 11,530 OP Units beneficially owned by Ms. Rosenberg, which are exchangeable into 11,530 shares of Common Stock. Also includes approximately 76,200 shares of Common Stock beneficially owned by Ms. Rosenberg’s spouse, as to which Ms. Rosenberg disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing and approving all material transactions with any related party. Related parties include any of our directors or executive officers and their immediate family members. Our policy regarding related party transactions is outlined in the Company’s Business Ethics and Conduct Policy, a copy of which can be found on the Company’s website. Our Business Ethics and Conduct Policy requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify the Company’s General Counsel. Further, to identify related party transactions, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the director, executive officer, or their family members have an interest.

The Company occupies office space in a building owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. Amounts incurred for rental of this office space totaled approximately $585,000 for the year ended December 31, 2006. No amounts were due to this affiliate as of December 31, 2006.

The independent members of the Board, excluding Mr. Zell, have reviewed and approved the rates charged by the EGI affiliate in connection with the lease of the Company’s office space.

Mr. Heneghan is a member of the board of Thousand Trails’ parent entity, pursuant to the Company’s rights under its lease with Thousand Trails, to represent the Company’s interests. Mr. Heneghan does not receive compensation in his capacity as a member of such board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of those forms received by the Company, or written representations from executive officers and directors that no Forms 5 were required to be filed for the fiscal year ended December 31, 2006, all appropriate Section 16(a) forms were filed in a timely manner, except as described below:

Since 1998, Ms. Rosenberg inadvertently failed to file reports involving her spouse’s acquisition of approximately 1,000 shares of Common Stock through the Company’s Dividend Reinvestment Plan and an outside broker. Each of these omissions was corrected and applicable reports or amendments were filed upon discovery.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2008 Annual Meeting must be received by the Secretary of the Company no later than December 1, 2007, in order to be considered for inclusion in the Company’s proxy statement and on the proxy card that will be solicited by the Board in connection with the 2008 Annual Meeting.

In addition, if a stockholder desires to bring business before an Annual Meeting of Stockholders which is not the subject of a proposal for inclusion in the Company’s proxy materials, the stockholder must follow the advance notice procedures outlined in the Company’s Bylaws. The Company’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an Annual Meeting or propose business for consideration at such Annual Meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s Annual Meeting. The 2007 Annual Meeting is scheduled for May 15, 2007. Therefore, if a stockholder desires to present a proposal for the 2008 Annual Meeting without seeking to include the proposal in the Company’s proxy materials, the Company must receive notice of the proposal no earlier than February 15, 2008 and no later than March 16, 2008. Copies of the Bylaws may be obtained from the Secretary of the Company by written request.

2006 ANNUAL REPORT

Stockholders are concurrently being furnished with a copy of the Company’s 2006 Annual Report and the Company’s 2006 Form 10-K as filed with the SEC. Additional copies of the Annual Report, 2006 Form 10-K and of this Proxy Statement may be obtained from the Company’s website at www.equitylifestyle.com or by contacting Equity LifeStyle Properties, Inc, Attn: Investor Relations, at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 (toll-free number: 1-800-247-5279 or email: investor_relations@mhchomes.com). Copies will be furnished promptly at no additional expense.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify us, by directing your written request to: Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606; Attn: Ellen Kelleher, Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

Ellen Kelleher
Executive Vice President, General Counsel
and Secretary

April 2, 2007
Chicago, Illinois

Annex I

~~MANUFACTURED HOME COMMUNITIES~~ EQUITY LIFESTYLE PROPERTIES, INC.
ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  Equity LifeStyle Properties, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter (the “Charter”) as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended.

ARTICLE I

INCORPORATOR

~~The undersigned~~, James J. Hanks, Jr., ~~whose address is 100 South Charles Street, Baltimore, Maryland 21201, being at least 18 years of age, does hereby form a corporation~~ formed the Corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the ~~corporation (the “~~Corporation~~”) is: Manufactured Home Communities, Inc.~~ is: Equity LifeStyle Properties, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o ~~Prentice-Hall Corporation System, Maryland~~ CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in the State of Maryland is ~~The Prentice-Hall Corporation System, Maryland~~ CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a corporation located in the State of Maryland.

ARTICLE V

STOCK

Section 1.  AUTHORIZED SHARES.  The total number of shares of stock which the Corporation has authority to issue is~~60,000,000~~110,000,000 shares, of which ~~50,000,000~~100,000,000 shares are shares of Common Stock, $.01 par value per share (“Common Stock”), ~~and~~ 10,000,000 shares are shares of ~~Series~~ Preferred Stock (“Preferred Stock”), $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $~~600,000.00.~~1,100,000.00.

Section 2.  VOTING RIGHTS.  Subject to the provisions of Article VII regarding Excess Stock (as such term is defined therein), each share of Common Stock shall entitle the holder thereof to one vote.

Section 3.  ISSUANCE OF PREFERRED STOCK.  The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series and, subject to the provisions of Article VII regarding Excess Stock, shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of Preferred Stock outstanding at the time and notwithstanding any other provision of the ~~charter~~Charter, the Board of Directors may increase or decrease the number of shares of, or alter the designation of, or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and, subject to the provisions of Article VII regarding Excess Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock.

Section 4.  CHARTER AND BYLAWS.  All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the~~charter~~Charter and the Bylaws of the Corporation (the “Bylaws”).

ARTICLE VI

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 1.  NUMBER AND ~~CLASSIFICATION~~TERM.  The number of directors ~~of the Corporation initially shall be four, which number may be increased or decreased pursuant to the Bylaws of the Corporation~~ constituting the entire Board of Directors shall be established in the manner provided in the Bylaws; provided, however, that (a) if there is stock outstanding and so long as there are three or more stockholders, the number of directors shall never be less than three and (b) if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The ~~names of the directors who shall serve effective immediately and until the first~~directors of the Corporation shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are ~~duly~~ elected and qualify~~are:~~.

~~Samuel Zell~~
~~Randall K. Rowe~~
~~Gary W. Powell~~
~~Gerald A. Spector.~~

~~At the first annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with a term of three years each, and the term of office of one class shall expire each year. One class shall hold office initially for a term expiring at the annual meeting of stockholders in 1994, another class shall hold office initially for a term expiring at the annual meeting of stockholders in 1995 and another class shall hold office initially for a term expiring at the annual meeting of stockholders in 1996. Beginning with the annual meeting of stockholders in 1994 and at each succeeding annual meeting of stockholders, the directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting. Each director will hold office for the term for which he or she is elected and until his or her successor is duly elected and qualifies.~~

Section 2.  REMOVAL.  A director may be removed only for cause and only by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors. A special meeting of the stockholders may be called, in accordance with the Bylaws~~of the Corporation~~, for the purpose of removing a director.

Section 3.  AUTHORIZATION BY BOARD OF STOCK ISSUANCE.  The Board of Directors ~~of the Corporation~~ may authorize the issuance from time to time of shares of ~~its~~the Corporation’s stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the ~~charter~~Charter or the Bylaws ~~of the Corporation~~ or in the general laws of the State of Maryland as now or hereafter in force.

Section 4.  PREEMPTIVE RIGHTS.  Except as may be provided by the Board of Directors in authorizing the issuance of shares of Preferred Stock pursuant to Article V, Section 3, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 5.  ADVISOR AGREEMENTS.  Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (the “Advisor”) shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 6.  RELATED PARTY TRANSACTIONS.  Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement of the character described in Section 5 of this Article VI or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or ~~an officer,~~ a director, officer, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Directors, and the ~~contract~~agreement or transaction is approved by the affirmative vote of a majority of the disinterested directors, even if they constitute less than a quorum of the Board of Directors. Any director of the Corporation who is also a director, officer, stockholder or member of such other ~~entity~~party may be counted in determining the existence of a quorum at any meeting of the Board of Directors considering such matter.

Section 7.  DETERMINATIONS BY BOARD.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the ~~charter of the Corporation~~Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

Section 8.  RESERVED POWERS OF BOARD.  The enumeration and definition of particular powers of the Board of Directors included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the ~~charter of the Corporation~~ Charter, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.

Section 9.  REIT QUALIFICATION.  The Board of Directors shall use its reasonable best efforts to cause the Corporation and its stockholders to qualify for U.S. Federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the ~~status~~qualification of the Corporation as a REIT; provided, however, that if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to have the Corporation qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.

ARTICLE VII

~~RESTRICTION~~RESTRICTIONS ON TRANSFER, ACQUISITION AND REDEMPTION OF SHARES

Section 1.  DEFINITIONS.  For the purposes of this Article VII, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Equity Stock by a Person who would be treated as an owner of such Equity Stock under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean the beneficiary of the Trust as determined pursuant to Section 19 of this Article VII.

“Debt” shall mean indebtedness of (i) the Corporation or (ii) MHC Operating Limited Partnership, an Illinois limited partnership ~~to be formed~~, or any predecessor thereof.

“Equity Stock” shall mean stock that is either Common Stock or Preferred Stock.

“Existing Holder” shall mean (i) any Person who ~~is~~was, or would ~~be~~have been upon the exchange of OP Units or Debt, the Beneficial Owner of Common Stock and/or Preferred Stock in excess of the Ownership Limit~~both~~ upon ~~and immediately after~~ the closing of the Initial Public Offering, so long as, but only so long as, such Person Beneficially ~~Owns~~Owned or would have, upon exchange of OP Units or Debt, Beneficially ~~Own~~Owned Common Stock and/or Preferred Stock in excess of the Ownership Limit and (ii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article VII, Beneficial Ownership of Common Stock and/or Preferred Stock causing such transferee to Beneficially Own Common Stock and/or Preferred Stock in excess of the Ownership Limit.

“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Stock Beneficially Owned, or which would be Beneficially Owned upon the exchange of OP Units or Debt, by such Existing Holder upon and immediately after the date of the closing of the Initial Public Offering, and, after any adjustment pursuant to Section 9 of this Article VII, shall mean such percentage of the outstanding Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transfers Beneficial Ownership of the Common Stock and/or Preferred Stock or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 9 of this Article VII, shall mean such percentage of the outstanding Equity Stock as so adjusted. From the date of the Initial Public Offering and prior to the Restriction Termination Date, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

“Initial Public Offering” ~~means~~shall mean the sale of shares of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Common Stock or Preferred Stock, as the case may be, on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock or Preferred Stock, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock or Preferred Stock, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Stock or Preferred Stock, as the case may be, on the relevant date as determined in good faith by the Board of Directors.

“OP Units” shall mean units of limited partnership of MHC Operating Limited Partnership, an Illinois limited partnership ~~to be formed~~.

“Ownership Limit” shall initially mean 5.0%, in number of shares or value, of the outstanding Equity Stock of the Corporation, and after any adjustment as set forth in Section 10 of this Article VII, shall mean such greater percentage of the outstanding Equity Stock as so adjusted. The number and value of shares of the outstanding Equity Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401 (a) of the Code or Section 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but such term does not include an underwriter which participated in a public offering of the Common Stock and/or Preferred Stock for a period of 25 days following the purchase by such underwriter of the Common Stock and/or Preferred Stock.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock as defined below in Section 3 of this Article VII, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had been valid under Section 2 of this Article VII.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under Section 2 of this Article VII.

“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock, but excluding the exchange of OP Units or Debt for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have the correlative meanings.

“Trust” shall mean the trust created pursuant to Section 15 of this Article VII.

“Trustee” shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

Section 2.  OWNERSHIP LIMITATION.  (i) Except as provided in Section 12 of this Article VII, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the Ownership Limit and no Existing Holder shall Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the Existing Holder Limit for such Existing Holder.

(ii) Except as provided in Section 9 and Section 12 of this Article VII, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Stock and/or Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(iii) Except as provided in Section 9 and Section 12 of this Article VII, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Stock and/or Preferred Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(iv) Except as provided in Section 12 of this Article VII, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock and/or Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(v) From the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the shares of Common Stock and/or Preferred Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

Section 3.  EXCESS STOCK.  (i) If, notwithstanding the other provisions contained in this Article VII, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation (except for a change resulting from the exchange of OP Units or Debt for Equity Stock) such that any Person would Beneficially Own Common Stock and/or Preferred Stock in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Section 9 and Section 12 of this Article VII, such shares of Common Stock and/or Preferred Stock in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute “Excess Stock” and be a treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units or Debt for Equity Stock).

(ii) If, notwithstanding the other provisions contained in this Article VII, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation (except for a change resulting from the exchange of OP Units or Debt for Equity Stock) which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then the shares of Common Stock and/or Preferred Stock being Transferred which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Stock and be treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units or Debt for Equity Stock).

Section 4.  PREVENTION OF TRANSFER.  If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2 of this Article VII or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any shares of stock of the Corporation in violation of Section 2 of this Article VII, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs (ii), (iii) and (v) of Section 2 of this Article VII shall automatically result in the designation and treatment described in Section 3 of this Article VII, irrespective of any action (or non-action) by the Board of Directors.

Section 5.  NOTICE TO CORPORATION.  Any Person who acquires or attempts to acquire shares in violation of Section 2 of this Article VII, or any Person who is a transferee such that Excess Stock results under Section 3 of this Article VII, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

Section 6.  INFORMATION FOR CORPORATION.  From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(i) every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1.0% and 5.0%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding shares of Equity Stock shall,~~within 30 days after January 1 of each year~~upon demand, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s~~status~~qualification as a REIT; and

(ii) each Person who is a Beneficial Owner of Common Stock and/or Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock and/or Preferred Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may reasonably request in order to determine the Corporation’s~~status~~qualification as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Section 7.  OTHER ACTION BY BOARD.  Nothing contained in this Article VII shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s~~status~~qualification as a REIT.

Section 8.  AMBIGUITIES.  In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 1 of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

Section 9.  MODIFICATION OF EXISTING HOLDER LIMITS.  The Existing Holder Limits may be modified as follows:

(i) Subject to the limitations provided in Section 11 of this Article VII, the Board of Directors may grant stock options which result in Beneficial Ownership of Common Stock and/or Preferred Stock by an Existing Holder pursuant to a stock option plan approved by the Board of Directors and/or the stockholders of the Corporation. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 of this Article VII to permit the Beneficial Ownership of the shares of Common Stock and/or Preferred Stock issuable upon the exercise of such stock options.

(ii) Subject to the limitations provided in Section 11 of this Article VII, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Directors which results in Beneficial

Ownership of Common Stock and/or Preferred Stock by such participating Existing Holder and any comparable reinvestment plan of MHC Operating Limited Partnership, an Illinois limited partnership ~~to be formed~~, wherein those Existing Holders holding OP Units are entitled to purchase additional OP Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 of this Article VII to permit Beneficial Ownership of the shares of Common Stock and/or Preferred Stock acquired as a result of such participation.

(iii) The Board of Directors will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article VII by such Existing Holder by the percentage of the outstanding Equity Stock so Transferred or after the lapse (without exercise) of a stock option described in subparagraph (i) of Section 9 of this Article VII by the percentage of the Equity Stock that the stock option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Section 10.  INCREASE IN OWNERSHIP LIMIT.  Subject to the limitations provided in Section 11 of this Article VII., the Board of Directors may from time to time increase the Ownership Limit.

Section 11.  LIMITATIONS ON CHANGES IN EXISTING HOLDER LIMITS AND OWNERSHIP ~~LIMITS~~LIMIT.  (i) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Stock (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50.0% in number or value of the outstanding shares of Equity Stock.

(ii) Prior to the modification of any Existing Holder Limit or the Ownership Limit pursuant to Section 9 or Section 10 of this Article VII, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s~~status~~qualification as a REIT.

(iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Section 12.  EXEMPTIONS BY BOARD.  The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a Transferee ~~prior to the proposed Transfer which, if consummated, would result in the intended Transferee owning shares in excess of the Ownership Limit or the Existing Holder Limit, as the case may be~~, and upon such other conditions as the Board of Directors may direct, may prospectively or retrospectively exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be.

Section 13.  LEGEND.  Each certificate for shares of Common Stock and for shares of Preferred Stock shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its ~~status~~qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own shares of Common Stock and/or Preferred Stock in excess of 5.0% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding Equity Stock of the Corporation (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Corporation.

Section 14.  SEVERABILITY.  If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 15.  TRUST FOR EXCESS STOCK.  Upon any purported Transfer that results in Excess Stock pursuant to Section 3 of this Article VII, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 19 of this Article VII. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in Section 19 of this Article VII. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in Section 19 of this Article VII.

Section 16.  NO DIVIDENDS FOR EXCESS STOCK.  Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock and/or Preferred Stock have been Transferred so as to be deemed Excess Stock shall be repaid to the Corporation upon demand.

Section 17.  LIQUIDATION DISTRIBUTIONS FOR EXCESS STOCK.  Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock constituting Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock constituting Preferred Stock and, in the case of Excess Stock constituting Common Stock, ratably with each other holder of Common Stock and Excess Stock constituting Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock and Excess Stock then outstanding in the case of Excess Stock constituting Preferred Stock and (ii) Common Stock and Excess Stock then outstanding in the case of Excess Stock constituting Common Stock. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation.

Section 18.  NO VOTING RIGHTS FOR EXCESS STOCK.  The holders of shares of Excess Stock shall not be entitled to vote such shares on any matter.

Section 19.  NON-TRANSFERABILITY OF EXCESS STOCK.  Excess Stock shall ~~not~~ be transferable. only as provided in this Section 19. The Purported Record Transferee may freely designated a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Stock and/or Preferred Stock, as the case may be, in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such Excess Stock (through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of the Excess Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and/or Preferred Stock, as applicable, and such shares of Common Stock and/or Preferred Stock, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such shares of Common Stock and/or Preferred Stock, as applicable, would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 20 of this Article VII.

Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under this Section 19 of this Article VII, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

If any of the foregoing restrictions on transfer of Excess Stock are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Corporation.

Section 20.  CALL BY CORPORATION ON EXCESS STOCK.  Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Stock or Preferred Stock to which such Excess Stock relates on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Transfer which resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer resulting ~~In~~in Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article VII, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 19 of this Article VII.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to ~~its charter~~the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in ~~this charter~~the Charter, of any shares of outstanding stock. Any amendment to the~~charter of the Corporation~~Charter shall be valid only if such amendment shall have been approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. All rights and powers conferred by the ~~charter of the Corporation~~Charter on stockholders, directors and officers are granted subject to this reservation.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the ~~charter~~Charter or Bylaws ~~of the Corporation~~ inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

FOURTH:  The amendment ~~to~~and restatement of the ~~charter of the Corporation~~Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FIFTH:  The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article IV of the foregoing amendment and restatement of the ~~charter~~Charter.

SIXTH:  The name and address of the Corporation’s current resident agent in the State of Maryland is as set forth in Article IV of the foregoing amendment and restatement of the ~~charter~~Charter.

SEVENTH:  The current number of directors of the Corporation is ~~10,~~eight (8), and the names of the directors currently in office are: Samuel Zell, Howard Walker, Sheli Z. Rosenberg, Philip C. Calian, Donald S. Chisholm, Thomas E. Dobrowski ~~David A. Helfand Louis H. Masotti John F. Podjasek Jr. Sheli Z. Rosenberg Michael A. Torres~~, Thomas P. Heneghan and Gary L. Waterman.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ~~11th~~[          ] day of ~~May, 1999.~~[          ], 2007.

ATTEST:	~~MANUFACTURED HOME COMMUNITIES~~EQUITY LIFESTYLE PROPERTIES, INC.

~~Susan Obuchowski~~ Ellen Kelleher Secretary	By: _ _(SEAL) ~~Howard Walker~~ Thomas P. Heneghan President

~~THE UNDERSIGNED, President of Manufactured Home Communities, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.~~

~~By: _ _(SEAL)~~
~~Howard Walker~~
~~President~~

EQUITY LIFESTYLE PROPERTIES, INC.
TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), hereby appoints SAMUEL ZELL and THOMAS P. HENEGHAN, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 15, 2007, at 10:00 a.m. Central time (the “Meeting”), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director; “for” the ratification of the selection of Ernst & Young LLP as the Company’s independent accountants for 2007; and “for” the approval of the amendment and restatement of the Company’s Articles of Incorporation, as described in the Proxy Statement, and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.
ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side)

(Continued and to be signed on other side)

o FOLD AND DETACH HERE o

EQUITY LIFESTYLE PROPERTIES, INC.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. ELECTION OF DIRECTORS	For	Withhold	For All
Nominees:	All ☐	All ☐	Except ☐
Philip C. Calian
Donald S. Chisholm
Thomas E. Dobrowski
Thomas P. Heneghan
Sheli Z. Rosenberg
Howard Walker
Gary L. Waterman
Samuel Zell

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS	For	Against	Abstain
Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent accountants for 2007.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

3. APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES OF INCORPORATION	For	Against	Abstain
Proposal to approve the amendment and restatement of the Company’s Articles of Incorporation.	☐	☐	☐

And on any other matter which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

MARK HERE FOR ADDRESS CHANGE OR COMMENTS	☐
(Please see reverse side)

I PLAN TO ATTEND THE MEETING	☐

Date

Signature

Signature

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER, PLEASE GIVE FULL TITLE UNDER SIGNATURE. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.